Exhibit 10.4

L. B. FOSTER COMPANY

2006 OMNIBUS INCENTIVE PLAN

As Amended and Restated on October 30, 2013

ARTICLE I

PURPOSE, EFFECTIVE DATE AND AVAILABLE SHARES

1.1 Purpose. The purpose of this Plan is to provide equity and financial incentives for Key Personnel and Directors of L. B. Foster Company (the “Company”) and any Subsidiary, thereby promoting the long-term growth and financial success of the Company by (i) attracting and retaining personnel and directors of outstanding ability, (ii) strengthening the Company’s capability to develop, maintain and direct a competent management team, (iii) motivating Officers to achieve long-range performance goals and objectives, (iv) providing incentive compensation opportunities competitive with those of other companies, and (v) providing incentives that align with the interests of the shareholders of the Company.

1.2 Effective Date and Expiration of Plan. The Board originally adopted the 2006 Omnibus Incentive Plan effective as of March 31, 2006, and the Plan was amended and restated upon approval by the shareholders of the Company on May 18, 2011 (“Effective Date”). Unless terminated by the Board pursuant to Section 7.3, the Plan shall terminate on May 17, 2021. No Award shall be made pursuant to the Plan after its termination date, but Awards made prior to the termination date may extend beyond that date.

1.3 Shares Available Under the Plan. Stock to be issued under the Plan may be authorized but unissued shares of Stock or previously-issued shares of Stock which have been reacquired by the Company and are held in its treasury. Subject to adjustment under Section 7.6, no more than 900,000 shares of Stock shall be issuable under the Plan. No Participant may receive (i) Options for more than 150,000 shares of Stock in any one fiscal year of the Company, (ii) Performance Grants (denominated in Stock) for more than 75,000 shares of Stock in any one fiscal year of the Company and (iii) Performance Grants (denominated in cash) for more than $2,000,000 in any one fiscal year of the Company. The foregoing limitations shall be subject to adjustment as provided in Section 7.6, but only to the extent that any such adjustment will not affect the status of (i) any Award intended to qualify as performance-based compensation under Section 162(m) or (ii) any Award intended to comply with Section 409A or an exception thereto. Except as provided below, if any Award is terminated or lapses, or any shares of Stock covered by an Award are Forfeited or cancelled, then such shares, to the extent of any such termination, lapse, Forfeiture, or cancellation, shall again be, or shall become, available for issuance under this Plan. In determining the number of shares of Stock available for issuance under the Plan, shares of Stock (x) delivered in payment of the exercise price of an Option or (y) delivered to or withheld by the Company to pay withholding taxes with respect to any Award shall not become available for issuance under the Plan.

ARTICLE II

DEFINITIONS

As used in this Plan and except as otherwise specifically provided in an Award Agreement, the following terms shall have the meanings set forth below:

2.1 “Award” means, individually or collectively, any Option, Restricted Stock Award, Restricted Stock Unit Award, Stock Award to a non-employee Director under Section 5.5 or Performance Grant under this Plan.

2.2 “Award Agreement” means, as applicable, the Restricted Stock Agreement, the Stock Option Agreement or the Performance Grant Agreement.

2.3 “Board” means the Board of Directors of L. B. Foster Company.

2.4 “Change of Control” or “Change in Control” means the first to occur of any of the following:

(i) the consummation of any merger, consolidation or business combination in which the shareholders of the Company immediately prior to the merger, consolidation or business combination do not own at least a majority of the outstanding equity interests of the surviving parent entity;

(ii) the sale of all or substantially all of the Company’s assets in a single transaction or a series of related transactions;

(iii) the acquisition of beneficial ownership or control (including, without limitation, power to vote) of a majority of the outstanding Stock of the Company by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act, but excluding the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of Stock);

(iv) a contested election of directors, as a result of which or in connection with which the persons who were Directors of the Company before such election or their nominees cease to constitute a majority of the Board.

2.5 “Code” means the Internal Revenue Code of 1986, as amended.

2.6 “Committee” means a committee of the directors of the Company, not to be less than two, appointed by the Board, and, for purposes of grants other than grants to non-employee Directors, each of whom is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “outside director” (as defined in Treasury Regulation §1.162-27(e)(3)(i) or any successor regulation). If the Board has not appointed a Committee, “Committee” shall mean the Board.

2.7 “Company” means L. B. Foster Company and its successors and assigns.

2.8 “Director” means a director of the Company. In some instances, Plan provisions are applied differently with respect to non-employee Directors (within the meaning of Rule 16b-3 under the Exchange Act) and, where the term Director is so qualified to say “non-employee Director,” such Plan provisions shall be limited to such outside, non-employee Directors.

2.9 “Disability” means a disability which results in the Participant being unable to engage in any substantial, gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months. The determination of whether a Participant has a Disability shall be made in accordance with Code Section 22(e)(3), including any regulations issued by the Internal Revenue Service thereunder.

2.10 “Effective Date” means the date on which the Plan is effective as provided in Section 1.2.

2.11 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.12 “Fair Market Value” means (i) with respect to the Stock, as of any date (a) if the Stock is listed on any established stock exchange, system or market that reports the closing sale price of the Stock, the closing sale price of the Stock as quoted on such exchange, system or market on such date or, if the Stock is not traded on such date, on the closest preceding date on which the Stock was traded or (b) if the closing sale price is not quoted on such exchange, system or market, the average of the closing bid and ask prices of the Stock on such date or, (c) in the absence of an established market for the Stock, as determined in good faith by the Committee or (ii) with respect to property other than the Stock, the value of such property as determined by the Committee in its sole discretion.

2.13 “Forfeit,” “Forfeiture,” “Forfeited” means the loss by a Participant of any and all rights to an Award granted under the Plan, including the loss of any payment of compensation by the Company under the Plan or any Award granted thereunder.

2.14 “Key Personnel” means Officers and employees, consultants and independent contractors of the Company or any Subsidiary who occupy responsible executive, professional, sales or administrative positions or who otherwise have the capacity to contribute to the success of the Company. Key Personnel also includes individuals who have accepted an offer of employment with the Company or any Subsidiary.

2.15 “Officer” means an officer of the Company or of a Subsidiary.

2.16 “Option” means an option to purchase common stock of the Company, where such option is not a qualified (or statutory) option under Code Section 422.

2.17 “Option Price” means the price at which the Stock may be purchased under an Option as provided in Section 4.4.

2.18 “Participant” means a person to whom an Award is made under the Plan.

2.19 “Performance Grant” means an Award subject, in part, to the terms, conditions and restrictions described in Article VI, pursuant to which the recipient may become entitled to receive cash, Stock or other securities, or any combination thereof.

2.20 “Performance Grant Agreement” means a written agreement entered into between the Company and a Participant setting forth the terms and conditions of a Performance Grant awarded pursuant to Article VI.

2.21 “Permitted Transferee” means (i) any person defined as an employee in the Instructions to Registration Statement Form S-8 promulgated by the Securities and Exchange Commission, as such Form may be amended from time to time, or any successor form, which persons include, as of the date of adoption of this Plan by the Board, executors, administrators or beneficiaries of the estates of deceased Participants, guardians or members of a committee for incompetent former Participants, or similar persons duly authorized by law to administer the estate or assets of former Participants, and (ii) Participants’ family members who acquire Awards from the Participant other than for value, including through a gift or a domestic relations order. For purposes of this definition, “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. For purposes of this definition, unless otherwise determined by the rules and regulations of the Securities and Exchange Commission, neither (i) a transfer under a domestic relations order in settlement of marital property rights nor (ii) a transfer to an entity in which more than fifty percent of the voting or beneficial interests are owned by family members (or the Participant) in exchange for an interest in that entity is considered a transfer for “value”.

2.22 “Personal Representative” means the person or persons who, upon the death, Disability or incompetency of a Participant, shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to exercise an Option or to take other action on behalf of the Participant with respect to any Award theretofore granted to such Participant.

2.23 “Plan” means this 2006 Omnibus Incentive Plan, as amended and restated hereby.

2.24 “Restricted Stock Agreement” means a written agreement entered into between the Company and a Participant setting forth the terms and conditions of a Restricted Stock Award or Restricted Stock Unit Award made pursuant to Article V.

2.25 “Restricted Stock Award” means a grant of Stock to a Participant pursuant to Article V.

2.26 “Restricted Stock Unit Award” means an Award of the right to receive either (as the Committee determines) Stock or cash or other property, including an Award, equal to the Fair Market Value of a share of Stock issued subject, in part, to the terms, conditions and restrictions described in Article V hereof and as set forth in any Restricted Stock Agreement.

2.27 “Retirement” or “Retire” means retirement of an employee or other service provider as determined and authorized by the Committee.

2.28 “Section 162(m)” shall mean Section 162(m) of the Code, the regulations and other binding guidance promulgated thereunder.

2.29 “Section 409A” shall mean Section 409A of the Code, the regulations and other binding guidance promulgated thereunder.

2.30 “Separation from Service” and “Separate from Service” shall mean the Participant’s death, retirement or other termination of employment with the Company (including all persons treated as a single employer under Section 414(b) and 414(c) of the Code) that constitutes a “separation from service” (within the meaning of Section 409A). For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Section 414(b) and 414(c) of the Code; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Section 1563(a)(1),(2) and (3) of the Code and Treas. Reg. § 1.414(c)-2; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(h)(3)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears.

2.31 “Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Company as determined in accordance with Section 409A and the procedures established by the Company.

2.32 “Stock” means the common stock, par value $.01, of the Company, or any other security into which the Stock shall have been converted in accordance with Section 7.6 of this Plan.

2.33 “Stock Option Agreement” means a written agreement entered into between the Company and a Participant setting forth the terms and conditions of an Option awarded pursuant to Article IV.

2.34 “Subsidiary” means a corporation or other business entity, domestic or foreign, the majority of the voting stock or other voting interests in which is owned directly or indirectly by the Company, including a Subsidiary which becomes such after adoption of the Plan.

2.35 “Termination for Cause” or “Terminated for Cause” means (i) termination due to (a) willful or gross neglect of duties or (b) willful misconduct in the performance of such duties, so as to cause material harm to the Company or any Subsidiary, (ii) termination due to the Participant committing fraud, misappropriation or embezzlement in the performance of such Participant’s duties or (iii) termination due to the Participant committing any felony of which such Participant is convicted and which, as determined in good faith by the Committee, constitutes a crime involving moral turpitude and results in material harm to the Company or a Subsidiary. The Committee shall make all determinations of whether the Participant was Terminated for Cause and any such determination shall be final and conclusive.

ARTICLE III

ADMINISTRATION

3.1 Committee to Administer.

(a) The Plan shall be administered by the Committee. The Committee shall have full and exclusive authority and discretion to interpret, construe and administer the Plan, to establish and amend rules and regulations for its administration, and make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable. The Committee’s decisions shall be final, conclusive and binding with respect to the Plan and any Award made under the Plan.

(b) A majority of the members of the Committee shall constitute a quorum for the conduct of business at any meeting. The Committee shall act by majority vote of the members present at a duly convened meeting, including a telephonic meeting in accordance with the Pennsylvania Business Corporation Law (“BCL”). Action may be taken without a meeting if written consent thereto is given in accordance with the BCL.

(c) Notwithstanding any provision herein to the contrary, to the extent the Board is performing any Plan-related functions, including the determination of whether a Participant has been Terminated for Cause, the Board shall have the same discretionary power and authority to administer the Plan as the Committee does under this Article III.

(d) No member of the Board or Committee and no Officer shall be liable for anything done or omitted to be done by such member or Officer, by any other member of the Board or Committee or by any other Officer in connection with the performance of duties under this Plan, except for such member’s or Officer’s own willful misconduct or as expressly provided by statute.

(e) The Board and/or Committee may delegate authority to an Officer and/or Director to administer certain of their respective authority under this Plan, including granting and administering certain Awards under this Plan, subject to the right of the Board and/or the Committee to revoke its delegation at any time and to make such delegation on such terms and conditions as the Board and/or Committee determine in their respective discretion to be appropriate in accordance with, and as permitted by, applicable law or regulation. In each case where the Board and/or Committee has delegated authority under this Plan, such Officer and/or Director delegatee shall be deemed the “Committee” or “Board,” where applicable, in connection with fulfilling the functions delegated to such person under the Plan.

3.2 Powers of Committee.

(a) Subject to the provisions of the Plan, the Committee shall have authority, in its discretion, to determine those Key Personnel and Directors who shall receive Awards, the time or times when each such Award shall be made, the type of Award to be made, the number of shares to be subject to each Award and/or any other terms and conditions of the Award.

(b) The Committee shall determine the terms, restrictions and provisions of the agreement relating to each Award. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan, or in any agreement relating to an Award, in such manner and to the extent the Committee shall determine in order to carry out the purposes and intent of the Plan.

(c) Notwithstanding any provision herein to the contrary, to the extent the Board is performing any Plan-related functions, the Board shall have the same discretionary power and authority to administer the Plan as the Committee does under this Article III.

3.3 Awards. Awards under the Plan shall consist of Options, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Grants. All Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee deems appropriate.

3.4 Eligibility for Awards. Awards may be made to Key Personnel and Directors. In selecting Participants and in determining the form and amount of the Award, the Committee may give consideration to such Participant’s functions and responsibilities, his or her present and potential contributions to the success of the Company, the value of his or her services to the Company, and other factors deemed relevant by the Committee.

ARTICLE IV

STOCK OPTIONS

4.1 Award of Stock Options. Subject to the provisions of the Plan, the Committee may grant Options to Key Personnel and Directors.

4.2 Period of Option.

(a) Except as otherwise provided in a Stock Option Agreement or the Plan, an Option granted to Key Personnel shall be exercisable only after twelve (12) months have elapsed from the date of grant, and after such twelve-month waiting period, the Option may be exercised in cumulative installments in the following manner:

(i) The Participant may purchase up to one-fourth (1/4) of the total optioned shares at any time after one year from the date of grant and prior to the termination of the Option.

(ii) The Participant may purchase an additional one-fourth (1/4) of the total optioned shares at any time after two years from the date of grant and prior to the termination of the Option.

(iii) The Participant may purchase an additional one-fourth (1/4) of the total optioned shares at any time after three years from the date of grant and prior to the termination of the Option.

(iv) The Participant may purchase an additional one-fourth (1/4) of the total optioned shares at any time after four years from the date of grant and prior to the termination of the Option.

(b) Notwithstanding the foregoing, the Committee may establish, in the applicable Stock Option Agreement, any other period during which Options may be exercised, provided that the duration of an Option shall not be more than ten (10) years from the date of grant.

(c) An Option granted to a non-employee Director, who is a Director at the time of such grant, shall be immediately exercisable, except as may be otherwise provided in the Option Agreement.

4.3 Stock Option Agreement. Each Option shall be evidenced by a Stock Option Agreement in such form and containing such terms and conditions as the Committee from time to time shall approve, except that the terms and conditions in the Stock Option Agreement shall be consistent with those set forth herein.

4.4 Option Price and Exercise.

(a) The Option Price of Stock under each Option shall be determined by the Committee, except that, in no event, may the Option Price be less than the Fair Market Value of the Stock on the date on which the Option is granted. Except as provided in Section 7.6, the terms of outstanding Options may not be amended to reduce the Option Price nor may outstanding Options be cancelled in exchange for cash, other Awards or newly-granted Options with an Option Price that is less than the Option Price of the original Options, in each case without shareholder approval.

(b) Options may be exercised from time to time by giving written notice of exercise to the Company specifying the number of shares to be purchased. The notice of exercise shall be accompanied by (i) payment in full of the Option Price in cash, certified check, or other medium accepted by the Company, in its sole discretion, or (ii) a copy of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds sufficient to cover the Option Price. An Option shall be deemed exercised on the date the Company receives the notice of exercise and all the requirements of this Section 4.4(b) have been fulfilled.

4.5 Termination of Service.

(a) Except as otherwise provided in this Plan or in the applicable Stock Option Agreement, if the employment or other service of a Participant, other than as a non-employee Director, terminates for any reason other than death, Disability or Retirement, all Options held by the Participant shall expire and may not thereafter be exercised. For purposes of this section, the employment or other service in respect to Options held by such a Participant shall be treated as continuing intact while the Participant is on authorized military leave, on leave pursuant to the Family Medical Leave Act, approved sick leave or other approved, bona fide leave of absence (such as temporary employment with the government) if the period of such leave does not exceed 90 days or, if longer, so long as the Participant’s right to reestablish such Participant’s service with the Company is guaranteed either by statute or by contract. Where the period of leave exceeds 90 days and where such Participant’s right to reestablish such Participant’s service is not guaranteed by statute or by contract, such Participant’s service, in the Committee’s sole discretion, shall be deemed to have terminated on the ninety-first day of such leave.

Notwithstanding anything herein to the contrary, and unless the Stock Option Agreement provides otherwise, if the employment or other service of a Participant, other than as a non-employee Director, terminates, other than due to a Termination for Cause, the Participant may exercise all unexercised and vested Options within 30 days of such termination. Any Options in which such Participant is not vested at the time of such Participant’s termination shall be Forfeited. Except as so exercised, such Option shall expire at the end of such period. In no event, however, may any Option be exercised after the expiration of ten (10) years from the date of grant of such Option.

(b) Except as otherwise provided in the Stock Option Agreement, a non-employee Director whose service is terminated shall be entitled to exercise such non-employee Director’s Options, to the extent vested as of the date of such termination, until the expiration of the full term of the Option, unless the non-employee Director has been Terminated for Cause. In the event that a non-employee Director is Terminated for Cause, all Options held by such Director shall terminate immediately and may not thereafter be exercised.

4.6 Death. Except as otherwise provided in the Plan or a Stock Option Agreement, during the twelve (12) month period following the Participant’s death, any or all of the unexercised and vested Options that the Participant was entitled to exercise immediately prior to such Participant’s death may be exercised by such Participant’s Personal Representative. Any Options in which such Participant is not vested at the time of such Participant’s death shall be Forfeited. In no event, however, may any such Option be exercised after the expiration of ten (10) years from the date of grant of such Option.

4.7 Retirement or Disability. Except as otherwise provided in the Plan or a Stock Option Agreement, if a Participant Retires, or suffers a Disability, at a time when such Participant is entitled to exercise an Option, then at any time or times within three years after such Participant’s termination of service because of such Retirement or Disability the Participant may exercise such Option as to all or any of the shares which such Participant was entitled to purchase under the Option immediately prior to such termination. Except as so exercised, such Option shall expire at the end of such period. In no event, however, may any Option be exercised after the expiration of ten (10) years from the date of grant of such Option.

4.8 Committee Discretion. For avoidance of doubt and not in limitation of the discretionary authority of the Committee under this Plan, the Committee shall have authority to determine whether or not a Participant (including a non-employee Director) has Retired, resigned or suffered a Disability, or has been Terminated for Cause, or is on an authorized leave of absence, and its determination shall be binding on all concerned. In the sole discretion of the Committee, a transfer of service to an affiliate of the Company other than a Subsidiary (the latter type of transfer not constituting a termination of service for purposes of the Plan) may be deemed to be a Retirement so as to entitle the Participant to exercise the Option within 90 days after such transfer.

4.9 Shareholder Rights and Privileges. A Participant shall have no rights as a shareholder with respect to any Stock covered by an Option until the issuance of a stock certificate to the Participant representing such Stock.

ARTICLE V

RESTRICTED STOCK AWARDS

AND

RESTRICTED STOCK UNIT AWARDS

5.1 Grant of Restricted Stock Awards or Restricted Stock Unit Awards. Subject to the provisions of the Plan, the Committee may elect to grant a Restricted Stock Award or Restricted Stock Unit Award to any Key Personnel and/or Director, including but not limited to grants derived from participation in another plan, program or arrangement established or maintained by the Company or any Subsidiary. Notwithstanding anything in this Plan to the contrary, the Committee, in its discretion, may determine that a Restricted Stock Award or Restricted Stock Unit Award may be subject to such terms, conditions and restrictions (including but not limited to restrictions on the sale of Stock), as set forth in the Award Agreement, and shall determine whether a Restricted Stock Unit Award is to be settled at vesting by the issuance of Stock or an Award or the payment of cash or other consideration.

5.2 Vesting Requirements. The restrictions imposed on a Restricted Stock Award shall lapse, and a Restricted Stock Unit Award shall vest, in accordance with the vesting requirements specified by the Committee in the Restricted Stock Agreement, provided that the Committee may accelerate the vesting of a Restricted Stock Award or Restricted Stock Unit Award at any time, and provided further that Restricted Stock Awards to non-employee Directors may be immediately vested and not subject to Forfeiture. Such vesting requirements may be based on the continued service of the Participant with the Company or its affiliates (including any Subsidiary) for a specified time period (or periods), on the attainment of specified performance goals established by the Committee in its discretion, or such other terms and conditions established by the Committee. If the vesting requirements of a Restricted Stock Award or Restricted Stock Unit Award are not satisfied, the Award shall be Forfeited and the Stock subject to the Award shall be returned to the Company and eligible for reissuance under the Plan.

5.3 Restrictions. A Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or have expired, unless otherwise permitted by the Committee. Failure to satisfy any applicable restrictions shall result in the Award being Forfeited and the Stock subject to the Award shall be returned to the Company and eligible for reissuance under the Plan. The Committee may require in a Restricted Stock Agreement that certificates representing the Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the Stock subject to such Restricted Stock Award will remain in the physical custody of the Company or an escrow holder (including the transfer agent for the Stock) until all restrictions are removed or have expired.

5.4 Rights as a Shareholder. Subject to the foregoing provisions of this Article V and the applicable Restricted Stock Agreement, the Participant of a Restricted Stock Award shall have all rights of a shareholder with respect to the Stock granted to the Participant under a Restricted Stock Award, including the right to vote the Stock and receive all dividends and other distributions paid or made with respect thereto. The Committee may provide in a Restricted Stock Agreement for a Restricted Stock Unit Award for the payment of dividends and distributions to the Participant at such times as paid to shareholders generally or at the times of vesting or other payment of the Restricted Stock Award to the extent not inconsistent with Section 409A and Section 7.7.

5.5 Stock Awards to Outside Directors. In addition to discretionary Restricted Stock Awards or Restricted Stock Unit Awards under Section 5.1, and subject to adjustment in accordance with Section 7.6, each non-employee Director elected at an annual meeting of the Company’s shareholders shall be awarded, as of each date such non-employee Director is elected (or re-elected), the lesser of: (i) 3,500 shares of immediately-vested Stock or (ii) such number of shares of Stock (including zero) as is determined by the Committee.

5.6 Section 83(b) Election. If a Participant makes an election pursuant to Code Section 83(b) with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the date of grant, a copy of such election with the Company and with the Internal Revenue Service in accordance with the regulations under Code Section 83. The Committee may provide in a Restricted Stock Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Code Section 83(b).

ARTICLE VI

PERFORMANCE GRANTS

6.1 Participation. Subject to the provisions of the Plan, the Committee may make Performance grants to Key Personnel and Directors in accordance with the provisions of this Article VI.

6.2 Grant. The Committee shall have sole and complete authority to determine the Key Personnel and Directors who shall receive a Performance Grant, which shall consist of a right that is (i) denominated in cash, Stock or any other form of Award issuable under the Plan (or any combination thereof), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish and (iii) payable at such time and in such form as the Committee shall determine. Unless otherwise determined by the Committee, any such Performance Grant shall be evidenced by a Performance Grant Agreement containing the terms of the Award, including, but not limited to, the performance criteria and such terms and conditions as may be determined, from time to time, by the Committee, in each case not inconsistent with this Plan.

6.3 Terms and Conditions. For Awards intended to be performance-based compensation under Section 162(m) of the Code, Performance Grants shall be conditioned upon the achievement of pre-established goals relating to one or more of the following performance measures, as determined in writing by the Committee and subject to such modifications as specified by the Committee: cash flow; cash flow from operations; earnings (including earnings before interest, taxes, depreciation and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; stock price; return on equity; total or relative increases to shareholder return; return on invested capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification and other non-financial operating and management performance objectives. To the extent consistent with Section 162(m), the Committee may determine, at the time the performance goals are established, that certain adjustments shall apply, in whole or in part, in such manner as determined by the Committee, to exclude the effect of any of the following events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs, including, but not limited to, reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and/or notes thereto appearing in the Company’s annual report to shareholders for the applicable fiscal year. Performance measures may be determined either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous fiscal years’ results or to a designated comparison group, in each case as specified by the Committee.

6.4 Preestablished Performance Goals. For Awards intended to be performance-based compensation under Section 162(m), performance goals relating to the performance measures set forth above shall be preestablished in writing by the Committee, and achievement thereof certified in writing prior to payment of the Award, as required by Section 162(m) and Treasury Regulations promulgated thereunder. All such performance goals shall be established in writing no later than ninety (90) days after the beginning of the applicable performance period, or within such other timeframe as required by Section 162(m) and Treasury Regulations promulgated thereunder. In addition to establishing minimum performance goals below which no compensation shall be payable pursuant to a Performance Grant, the Committee, in its sole discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the performance goals have been achieved.

6.5 Additional Restrictions/Negative Discretion. The Committee, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any Performance Grants. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a Participant of a specified annual performance rating, the continued employment by the Participant and/or the achievement of specified performance goals by the Company, business unit or Participant. Furthermore, and notwithstanding any provision of this Plan to the contrary, the Committee, in its sole discretion, may retain the discretion to reduce the amount of any Performance Grant payable in cash to a Participant if it concludes that such reduction is necessary or appropriate based upon: (i) an evaluation of such Participant’s performance; (ii) comparisons with compensation received by other similarly-situated individuals working within the Company’s industry; (iii) the Company’s financial results and conditions; or (iv) such other factors or conditions that the Committee deems relevant; provided, however, that the Committee shall not use its discretionary authority to increase any Award that is intended to be performance-based compensation under Section 162(m).

6.6 Payment of Performance Awards. Performance Grants may be paid in a lump sum or in installments following the close of each performance period as provided the Committee in the Performance Grant Agreement.

6.7 Rights with Respect to Stock and Other Securities. Unless otherwise determined by the Committee in its discretion in a Performance Grant Agreement, a Participant to whom an Award is made under this Article (and any Person succeeding to such a Participant’s rights pursuant to this Article) shall have no rights as a shareholder with respect to any Stock or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date a stock certificate evidencing such Stock or other evidence of ownership is issued to such Participant or until the Participant’s ownership of such Stock shall have been entered into the books of the registrar in the case of uncertificated shares.

6.8 Termination of a Participant. For all purposes under this Article, and unless otherwise determined by the Committee in a Performance Grant Agreement, Participants who have terminated their employment with the Company prior to the actual payment of an Award for any reason (including but not limited to death, Retirement or Disability) shall Forfeit any and all rights to payment under any Awards then outstanding under the terms of this Article and shall not be entitled to any payment for the performance period.

ARTICLE VII

MISCELLANEOUS PROVISIONS

7.1 Nontransferability. No Award under the Plan shall be transferable by the Participant other than by will or the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant and the Committee may, in its sole discretion, permit the transfer or an Award to a Permitted Transferee subject to all the terms and conditions of the Award. Except as provided in Section 4.7, all Options shall be exercisable during the Participant’s lifetime only by such Participant or such Participant’s Personal Representative. Any transfer contrary to this Section 7.1 will nullify the Award.

7.2 Amendments. The Committee may at any time discontinue granting Awards under the Plan. The Board may at any time amend the Plan or amend any outstanding Award Agreement for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law; provided that no such amendment shall be permissible if it would result in Rule 16b-3 under the Exchange Act becoming inapplicable to any Award. Notwithstanding the foregoing or any provision of an Award to the contrary, the Committee may at any time (without the consent of any Participant) modify, amend or terminate any or all of the provisions of an Award to the extent necessary to conform the provisions of the Award with Section 162(m), Section 409A or any other provision of the Code or other applicable law, the regulations issued thereunder or an exception thereto, regardless of whether such modification, amendment or termination of the Award shall adversely affect the rights of a Participant.

7.3 Termination. The Board may terminate the Plan at any time prior to its scheduled expiration date, but no such termination shall adversely affect the rights of any Participant under any Award theretofore granted in which such Participant has a vested interest without such Participant’s written consent.

7.4 Nonuniform Determinations. The Committee’s determinations under the Plan, including without limitation (i) the determination of the Key Personnel and Directors to receive Awards, (ii) the form, amount and timing of such Awards, (iii) the terms and provisions of such Awards and (iv) the Award Agreements evidencing the same, need not be uniform and may be made by it selectively among Key Personnel and Directors who receive, or who are eligible to receive, Awards under the Plan, whether or not such Key Personnel or Directors are similarly situated.

7.5 No Right to Employment. Neither the action of the Board in establishing the Plan nor any action taken by the Committee under the Plan, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ, or as an Officer or Director, of, or as an independent contractor or consultant to, the Company or any Subsidiary.

7.6 Changes in Stock. In the event of any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Stock, other Company securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other Company securities, issuance of warrants or other rights to purchase Stock or other Company securities or other similar corporate transaction in which the Company is the surviving corporation or other event that affects the Stock such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Awards then outstanding or to be awarded thereunder, the maximum number of shares of Stock or other securities which may be issued on the exercise of Options granted under the Plan, the Option Price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons; provided, however, with respect to any Award subject to Section 162(m) or Section 409A, any such adjustment shall be authorized only to the extent that such adjustment would not cause the Award to fail to comply with Section 162(m) or Section 409A. In the event of a transaction in which the Company is not the surviving entity, or any other transaction in which the shareholders of the Company exchange their shares of stock in the Company for stock or equity securities of another company, or in the event of complete liquidation or dissolution of the Company, or in the case of a tender offer accepted by the Board, all outstanding Awards shall thereupon terminate, provided that the Committee may, prior to the effective date of any such transaction, either (i) make all outstanding Awards immediately exercisable or vested or (ii) arrange to have the surviving entity grant to the Participants replacement awards on terms which the Board shall determine to be fair and reasonable. The Committee, in its sole discretion and to the extent not inconsistent with Section 7.7 hereof, may determine that, in the event of a transaction in which the Company is not the surviving entity, each outstanding Award shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each such Award, cash or other property, including securities of any entity acquiring the Company, in an amount equal to the Fair Market Value of such Award (if any) as determined by the Committee in its sole discretion.

7.7 Compliance with Code Section 409A. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the Plan and any applicable Award Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). The following provisions shall apply, as applicable:

(i) If a Participant is a Specified Employee and a payment subject to Section 409A (and not excepted therefrom) to the Participant is due upon Separation from Service, such payment shall be delayed for a period of six (6) months after the date the Participant Separates from Service (or, if earlier, the death of the Participant). Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period in the month following the month containing the 6-month anniversary of the date of termination unless another compliant date is specified in the applicable Award Agreement.

(ii) For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A. Whether a Participant has Separated from Service or employment will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. For this purpose, a Participant will be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.

(iii) The Committee, in its discretion, may specify the conditions under which the payment of all or any portion of any Award may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Board shall determine in its discretion, in accordance with the provisions of Section 409A, the regulations and other binding guidance promulgated thereunder; provided, however, that no deferral shall be permitted with respect to Options and other stock rights subject to Section 409A. An election shall be made by filing an election with the Company (on a form provided by the Company) on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year (or other applicable service period) to which such election relates (or at such other date as may be specified by the Board to the extent consistent with Section 409A) and shall be irrevocable for such applicable calendar year (or other applicable service period).

(iv) The grant of Options and other stock rights subject to Section 409A shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted to employees and other service providers of the Company or any Subsidiary and affiliates in which the Company has a controlling interest. In determining whether the Company has a controlling interest, the rules of Treas. Reg. § 1.414(c)-2(b)(2)(i) shall apply; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(b)(5)(iii)(E)(i)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. The rules of Treas. Reg. §§ 1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.

(v) In no event shall any member of the Board, the Committee or the Company or any Subsidiary (or their employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.

7.8 Tax Withholding. Whenever Stock is to be delivered to a Participant upon exercise of an Option, the award of a Restricted Stock Award, the vesting of a Restricted Stock Unit or otherwise, the Company may (i) require such Participant to remit to the Company an amount in cash sufficient to satisfy all federal, state and local tax withholding requirements related thereto, (ii) withhold such required withholding from compensation otherwise due to such Participant, (iii) do any combination of the foregoing, or (iv) employ any other acceptable method approved by the Company to facilitate the required withholding, provided such approach is permissible under applicable securities and other laws. Notwithstanding anything in this Plan to the contrary, the Committee may, in its discretion, permit a Participant (or any beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, Stock, or property, other securities or property, or other forms of payment, or any combination thereof, owned by such person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a market value equal to the amount of such taxes); provided, however, any broker-assisted cashless exercise shall comply with the requirements of Financial Accounting Standards Board, Accounting Standards Codification, Topic 718 (or any successor provision) and any withholding satisfied through a net-settlement shall be limited to the minimum statutory withholding requirements. No such arrangement shall be permitted that is an impermissible loan to executive officers or directors under Section 402 of Sarbanes-Oxley Act of 2002.

7.9 Delivery of Shares. The Company shall not be obligated to deliver any Stock upon the grant, exercise or payment of an Award unless and until, in the opinion of the Company’s counsel, all applicable federal, state and other laws and regulations have been complied with. In the event the outstanding Stock is at the time listed on any stock exchange, no delivery shall be made unless and until the shares to be delivered have been listed or authorized to be added to the list upon official notice of issuance on such exchange. No delivery shall be made until all other legal matters in connection with the issuance and delivery of Stock have been approved by the Company’s counsel. Without limiting the generality of the foregoing, the Company may require from the Participant or other person purchasing shares of Stock under the Plan such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933, as amended, and the regulations thereunder, or any other applicable law. Certificates evidencing the shares may be required to bear a restrictive legend. A stop transfer order may be required to be placed with the transfer agent, and the Company may require that the Participant or such other person agree that any sale of the shares will be made only on one or more specified stock exchanges or in such other manner as permitted by the Committee.

7.10 Status. A Participant’s status as Key Personnel or a Director shall be made exclusively by the Committee and determined for each Award as of the date the Award is granted to the Participant, and such determination shall be final and conclusive absent manifest error.

7.11 Unfunded. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this Plan, and rights to the payment of Awards shall be no greater than the rights of the Company’s general creditors.

7.12 Acceptance of Actions/Determinations. By accepting any Award or other benefit under this Plan, each Participant (and each person claiming under or through such Participant) shall be conclusively deemed to have indicated such Participant’s acceptance and ratification of, and consent to, any action taken or determinations made under this Plan by the Company, the Board or the Committee, and their respective delegatees.

7.13 Governing Law. The validity, construction, interpretation, administration and effect of this Plan, and of its rules and regulations, and rights relating to this Plan and to Awards granted under this Plan, shall be governed by the substantive laws of the Commonwealth of Pennsylvania without regard to its choice or conflicts of laws principles. If any provision of this Plan or any Award is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Award, but such provision shall be fully severable, and this Plan or Award, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in this Plan or Award, as applicable.

This amendment and restatement of the L. B. Foster Company 2006 Omnibus Incentive Plan is effective as of the Effective Date.